Exhibit 99.1

Vincerx Pharma Reports Third Quarter 2021 Financial Results and Provides a

Corporate Update

Advancing Phase 1b study of VIP152 in MYC-driven relapsed or refractory aggressive lymphomas and advanced solid tumors

Phase 1b dose escalation study of VIP152 in patients with CLL relapsed/refractory to venetoclax and BTK inhibitors on track to initiate in 2H2021

Strengthened balance sheet with $50M private placement

PALO ALTO, California, November 12, 2021 — Vincerx Pharma, Inc. (Nasdaq: VINC), a biopharmaceutical company aspiring to address the unmet medical needs of patients with cancer through paradigm-shifting therapeutics, today reported financial results for the third quarter ended September 30, 2021 and provided a corporate update.

“Our Phase 1b study of VIP152 continues to enroll across diverse indications per our development plan. Despite the recent COVID surge, we remain on-track with our goal to initiate Phase 2 studies in the second half of 2022.”said Ahmed Hamdy M.D., Chief Executive Officer of Vincerx. “We are also on-track to expand our clinical program with the initiation of our Phase 1 dose escalation study in patients with CLL relapsed/refractory to venetoclax and BTK inhibitors and Richter Syndrome by the end of the year.”

Dr. Hamdy continued, “Our balance sheet, strengthened by the proceeds from our recent private placement, provides us with additional resources to execute on our upcoming clinical and regulatory milestones, which will include the further diversification of our clinical pipeline with planned combination regimen studies to enable our entry into earlier lines of therapy. In parallel, we continue to progress our earlier stage bioconjugation programs and, with IND-enabling work ongoing, expect our small molecule drug conjugate (SMDC) candidate, VIP236, to enter first-in-human studies in the second half of 2022.”

Recent Highlights

•

Advanced Phase 1b study of VIP152, a potent and selective inhibitor of CDK9, in MYC-driven relapsed or refractory aggressive lymphomas and advanced solid tumors. Ongoing Phase 1b expansion, first-in-human study is in patients with advanced cancer and consists of two expansion arms:

•	Arm 1 will enroll up to 40 patients with relapsed/refractory aggressive lymphoma, including DLBCL, transformed follicular lymphoma, and mantle cell lymphoma.

•

Arm 2 will enroll up to 40 patients with advanced solid tumors, including patients with ovarian cancer, triple negative breast cancer, castration-resistant neuroendocrine prostate cancer, and any other solid tumor with MYC aberration.

•	The Company is also evaluating the safety of pembrolizumab in combination with VIP152 in patients with advanced solid tumors. Other combinations studies are in planning.

•	Announced upcoming presentations at the 63rd American Society of Hematology (ASH) Annual Meeting & Exposition.

•

Advanced SMDC and antibody drug conjugate (ADC) bioconjugation pipeline manufacturing capabilities. Toxicology and Investigational New Drug (IND)-enabling studies are ongoing for VIP236, which selectively targets the tumor microenvironment and is activated by the tumor stroma, with an IND filing with U.S. Food and Drug Administration expected in the second half of 2022.

•

Strengthened balance sheet with $50 million private placement led by new and existing investors, with proceeds intended to support the clinical evaluation of VIP152 in additional indications and combination regimens, as well as, to advance the Company’s bioconjugation platform.

Third Quarter 2021 Financial Results

•

Vincerx Pharma ended the third quarter with $122.8 million in cash and cash equivalents, which includes the proceeds from the private placement completed in September, compared to $61.8 million at December 31, 2020.

•

Net loss for the third quarter ended September 30, 2021, was $24.5 million, or $1.39 per share, basic and diluted. The third quarter net loss includes a charge of $6.6M related to the change in fair value of its warrant liabilities.

•

Research and development (R&D) expenses were $12.2 million for the quarter ended September 30, 2021, consisting primarily of $2.7 million in headcount related costs, $5.5 million of third party preclinical, clinical and manufacturing services in connection with its preclinical studies and clinical trials and $4.0 million in stock-based compensation expense.

•

General and administrative (G&A) expenses were $5.7 million for the quarter ended September 30, 2021, consisting primarily of $2.1 million in headcount related costs, $1.5 million of outside services in support of its operations as a public company and $2.1 million in stock-based compensation expense.

About Vincerx Pharma, Inc.

Vincerx Pharma, Inc. (Vincerx) is a clinical-stage life sciences company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Vincerx has assembled a management team of biopharmaceutical experts with extensive experience in building and operating organizations that develop and deliver innovative medicines to patients. Vincerx’s current pipeline is derived from an exclusive license agreement with Bayer and includes a clinical-stage and follow-on small molecule drug program and a preclinical stage bioconjugation platform, which includes next-generation antibody-drug conjugates and innovative small molecule drug conjugates. For more information, please visit www.vincerx.com.

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to: Vincerx’s business model, pipeline, strategy, timeline, product candidates, preclinical and clinical development and results and future capital requirements. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.

Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of the COVID-19 pandemic; risks associated with preclinical or clinical development and trials, including those conducted prior to Vincerx’s in-licensing; failure to realize the benefits of Vincerx’s license agreement with Bayer; risks related to the rollout of Vincerx’s business and the timing of expected business milestones; changes in the assumptions underlying Vincerx’s expectations regarding its future business or business model; Vincerx’s ability to develop and commercialize product candidates; the availability and uses of capital; the effects of competition on Vincerx’s future business; and the risks and uncertainties set forth in Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time by Vincerx. Forward-looking statements speak only as of the date hereof, and Vincerx disclaims any obligation to update any forward-looking statements.

Contact Information

Bruce Mackle

LifeSci Advisors, LLC

646-889-1200

bmackle@lifesciadvisors.com

Vincerx Pharma, Inc.

Condensed Consolidated

Balance Sheets

(in thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$122,796	$61,792
Prepaid expenses	452	1,104
Other current assets	—	214

Total current assets	123,248	63,110
Right-of-use assets	4,169	—
Property plant and equipment	250	—
Other assets	1,758	82

Total assets	$129,425	$63,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,259	$505
Accrued expenses	4,668	—
Lease liability	532	—
License payable	—	5,000
Common stock warrant liabilities	17,703	32,308

Total current liabilities	25,162	37,813
Lease liability, net of current portion	3,637	—

Total liabilities	28,799	37,813

Total stockholders’ equity	100,626	25,379

Total liabilities and stockholders’ equity	$129,425	$63,192

Vincerx Pharma, Inc.

Condensed Consolidated

Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Operating expenses:
General and administrative	$5,720	$305	$17,206	$342
Research and development	12,211	—	27,743	—

Total operating expenses	17,931	305	44,949	342

Loss from operations	(17,931)	(305)	(44,949)	(342)

Other income (expense)
Change in fair value of warrant liabilities	(6,606)	—	12,102	—
Other income (expense)	13	(2)	13	(2)

Total other income (expense)	(6,593)	(2)	12,115	(2)

Net loss	$(24,524)	$(307)	$(32,834)	$(344)

Net loss per common share, basic and diluted	$(1.39)	$(0.06)	$(2.06)	$(0.07)

Weighted average common shares outstanding, basic and diluted	17,694	5,076	15,941	5,018